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                                                             EXHIBIT 23.14

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 9, 1998, relating to the financial statements of Tri-M Network which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Maillie, Falconiero & Company, LLP

Maillie, Falconiero & Company, LLP

West Chester, Pennsylvania

February 22, 1999